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                              December 25, 2000 - INFORMATION ON DISTRIBUTION  EXHIBIT 28.34
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest     Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate         Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 10,094,663   8.391481%    $   70,591    $   70,591   $  997,659     $  9,097,004
  R                100             0   8.391481%             0             0            0                0
  B-1        5,257,000     1,748,730   8.391481%        12,229        12,229       67,223        1,681,507
  B-2       13,142,815     4,371,931   8.391481%        30,572        30,572      168,062        4,203,868

          $350,471,515    16,215,324                $  113,392    $  113,392   $1,232,945     $ 14,982,379




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